Item 30. Exhibit (h) i. i. 2. vii

Amendment No. 7 to

Administrative Services Agreement

Franklin Distributors, LLC

Massachusetts Mutual Life Insurance Company

C.M. Life Insurance Company

THIS AMENDMENT is made by and between Franklin Distributors, LLC (the "Fund Administrator"), Massachusetts Mutual Life Insurance Company and C.M. Life Insurance Company (together, the "Company").

WHEREAS, the Company, MML Bay State Life Insurance Company and the Fund Administrator have entered into an Administrative Services Agreement, dated as of May 1, 2002, as amended August 10, 2005, December 28, 2007, October 14, 2016, September 8, 2020, October 4, 2021, and August 17, 2022 (the "Agreement"), concerning certain administrative services with respect to each series ("Fund" or "Funds") of Franklin Templeton Variable Insurance Products Trust (the "Trust") listed on the Schedule B of the Agreement;

WHEREAS, the Company and the Fund Administrator wish to amend the Agreement for the purpose of updating schedules and adding new variable life or variable annuity insurance contracts covered by the Agreement.

NOW, THEREFORE, in consideration of past and prospective business relations, the Fund Administrator and the Company hereby amend the Agreement as follows:

1. Schedule B of the Agreement is hereby deleted in its entirety and replaced with the Schedule B attached hereto.

2. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

This Amendment is executed as of July 25, 2023.

FRANKLIN DISTRIBUTORS, LLC		MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Jeff Masom	By:	/s/ Michael S. Dunn
Name:	Jeff Masom	Name:	Michael S. Dunn
Title:	President	Title:	Head of Institutional Insurance

C.M. LIFE INSURANCE COMPAY

		By:	/s/ Michael S. Dunn
		Name:	Michael S. Dunn
		Title:	Vice President

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Schedule B

Administrative Expense Payment

The Fund Administrator agrees to pay the Company a fee, computed daily and paid quarterly in arrears, equal to an annual rate as set forth below, applied to the average daily net assets of the shares of the Funds held in the subaccounts of the Accounts. The payment will be computed and paid in the manner described more completely in the Agreement.

#	Company Name	Separate Account/ Registration Yes/No	Class/Funds of the Trust	Fee Rate	Date of beginning of period for computation of fee
1.	Massachusetts Mutual Life Insurance Company	Massachusetts Mutual Variable Life Separate Account I	Class 2 Shares: Franklin Small Cap Value VIP Fund Templeton Foreign VIP Fund	[__%]	05/01/03
		Yes	Class 1 Shares:	[__%]	10/01/16

Franklin Mutual Global Discovery VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Strategic Income VIP Fund

Templeton Global Bond VIP Fund

Class 2 Shares:

Franklin Mutual Global Discovery VIP Fund

Franklin Strategic Income VIP Fund

2.	C.M. Life Variable Life Insurance Company	C.M. Life Variable Life Separate Account I	Class 2 Shares: Franklin Small Cap Value VIP Fund Templeton Foreign VIP Fund	[__%]	05/01/03
		Yes	Class 2 Shares: Franklin Mutual Global Discovery VIP Fund Franklin Strategic Income VIP	[__%]	09/01/21
3.	Massachusetts Mutual Life Insurance Company	Massachusetts Mutual Life Separate Account IX No

Class 1 Shares:

Franklin Income VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Strategic Income VIP Fund

Templeton Global Bond VIP Fund

				[__%]	09/08/20
4.	Massachusetts Mutual Life Insurance Company	Massachusetts Mutual Life Separate Account X No

Class 1 Shares:

Franklin Income VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Strategic Income VIP Fund

Templeton Global Bond VIP Fund

				[__%]	09/01/23

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5.	Massachusetts Mutual Life Insurance Company	Massachusetts Mutual Life Separate Account VII No

Class 1 Shares:

Franklin Income VIP Fund

Franklin Mutual Global Discovery VIP Fund

Franklin Rising Dividends VIP Fund

Franklin Small Cap Value VIP Fund

Franklin Small-Mid Cap Growth VIP Fund

Franklin Strategic Income VIP Fund

Templeton Global Bond VIP Fund

			[__%]	09/01/23

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